Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of Enterprise Informatics Inc. (the “Company”) hereby certifies to his knowledge that the Company’s quarterly report on Form 10-Q for the period ended June 30, 2007 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.  This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be a part of the Report or “filed” for any purpose whatsoever.

Dated: August 14, 2007

/s/ Alan Kiraly

Alan Kiraly
Chief Executive Officer

Dated: August 14, 2007

/s/ John W. Low

John W. Low
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Enterprise Informatics Inc. and will be retained by Enterprise Informatics Inc. and furnished to the Securities and Exchange Commission or its staff upon request.